Exhibit 99.(b)(1)

EXECUTION VERSION

7 MARCH 2017

VIPSHOP HOLDINGS LIMITED

(as Borrower)

VIPSHOP INTERNATIONAL HOLDINGS LIMITED

(as Guarantor)

CREDIT SUISSE AG, SINGAPORE BRANCH

and

MORGAN STANLEY SENIOR FUNDING, INC.

(as Mandated Lead Arrangers)

THE FINANCIAL INSTITUTIONS LISTED HEREIN

(as Original Lenders)

and

MORGAN STANLEY SENIOR FUNDING, INC.

(as Agent)

US$632,500,000 FACILITY AGREEMENT

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Tel: +852.2912.2500

www.lw.com

CONTENTS

CLAUSE

i

25.	Changes to the Obligors	76
SECTION 10 THE FINANCE PARTIES		77
26.	Role of the Administrative Parties	77
27.	Sharing among the Finance Parties	87
SECTION 11 ADMINISTRATION		89
28.	Payment Mechanics	89
29.	Set-off	92
30.	Notices	93
31.	Calculations and Certificates	95
32.	Partial Invalidity	95
33.	Remedies and Waivers	95
34.	Amendments and Waivers	96
35.	Confidential Information	100
36.	Confidentiality of Funding Rates	104
37.	Counterparts	105
SECTION 12 GOVERNING LAW AND ENFORCEMENT		106
38.	Governing Law	106
39.	Enforcement	106
Schedule 1 The Original Lenders		108
Schedule 2 Conditions Precedent		109
Schedule 3 utilisation Request		112
Schedule 4 Form of Transfer Certificate		113
Schedule 5 Form of Assignment Agreement		116
Schedule 6 Securities Demand		119
Schedule 7 Timetables		123

ii

THIS AGREEMENT is dated 7 March 2017 and made between:

(1)                                 VIPSHOP HOLDINGS LIMITED, an exempted company incorporated in the Cayman Islands and having its registered office at International Corporation Services Ltd., Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KY1-1106, Cayman Islands with registration number OI-244771, as borrower (the “Borrower”);

(2)                                 VIPSHOP INTERNATIONAL HOLDINGS LIMITED, a company incorporated under the laws of Hong Kong and having its registered office at Unit 2209, 22/F, Wu Chung House, 213 Queen’s Road East, Wanchai, Hong Kong with registration number 1519141, as guarantor (the “Guarantor”);

(3)                                 CREDIT SUISSE AG, SINGAPORE BRANCH and MORGAN STANLEY SENIOR FUNDING, INC., (the “Mandated Lead Arrangers”);

(4)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”); and

(5)                                 MORGAN STANLEY SENIOR FUNDING, INC., as agent of the Finance Parties (other than itself) (the “Agent”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Administrative Party” means each of the Agent and the Mandated Lead Arrangers.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Anti-Corruption Laws” means, without limitation, the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 and other similar legislation in other jurisdictions.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Agent.

“Authorisation” means:

(a)                                 an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including 15 March 2017.

“Break Costs” means the amount (if any) by which:

(a)                                 the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, PRC, Singapore and New York.

“Buy-out Date” has the meaning given to it in Clause 24.3 (Buy-out).

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate delivered pursuant to Clause 19.2 (Compliance Certificate) and signed by two directors or one director and the chief financial officer of the Borrower in form and substance satisfactory to the Agent.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Convertible Bonds” means the 1.50% convertible senior notes issued by the Borrower due 2019 with the maximum aggregate offering price of US$632,500,000.

“Convertible Bonds Trustee” means Deutsche Bank Trust Company Americas, the trustee and paying agent of the Convertible Bonds.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                 which has failed to make its participation in the Loan available (or has notified the Agent that it will not make its participation in the Loan available) by the Utilisation Date in accordance with Clause 5.4 (Lender’s participation); or

(b)                                 which has otherwise rescinded or repudiated a Finance Document,

unless, in the case of paragraphs (a) and (b) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event, and

payment is made within 2 Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Dissenting Lenders” has the meaning give to it in Clause 24.3 (Buy-out).

“Dissenting Portion” has the meaning give to it in Clause 24.3 (Buy-out).

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a member of the Group.

“Environmental or Social Approval” means any Authorisation required by an Environmental or Social Law.

“Environmental or Social Law” means any applicable law or regulation concerning:

(a)                                 occupational health and safety;

(b)                                 community welfare, and/or land or property rights

(c)                                  the pollution or protection of the environment; or

(d)                                 any emission or substance which is capable of causing harm to any living organ-ism or the environment.

“Environmental or Social Claim” means any claim by any person in connection with:

(a)                                 a breach, or alleged breach, of an Environmental or Social Law; or

(b)                                 any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Event of Default).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)                                 sections 1471 to 1474 of the Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                                  in relation to a “pass thru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters referring to the Mandate Letter, this Agreement or the Facility between one or more Administrative Parties and the Borrower setting out any of the fees payable by the Borrower, including those referred to in Clause 11 (Fees).

“Final Repayment Date” means the date falling 364 days from the Utilisation Date.

“Finance Document” means this Agreement, the Mandate Letter, any Fee Letter, any Utilisation Request, any Compliance Certificate, any Subordination Agreement and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Mandated Lead Arrangers or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Fitch” means Fitch Rating Ltd. or any successor to its ratings business.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds).

“GAAP” means generally accepted accounting principles in the US.

“Group Structure Chart” means the group structure chart delivered to the Agent in accordance with Clause 4.1 (Initial conditions precedent).

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Borrower, its Subsidiaries and the VIEs from time to time.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the document (if any) in the form approved by the Borrower concerning the Group which, at the Borrower’s request and on its behalf, was prepared in relation to this transaction and distributed by the Mandated Lead Arrangers to selected financial institutions during the primary Syndication of the Facility.

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Internet Finance Company” means each of 浙江唯品会支付服务有限公司 (Zhejiang Vipshop Payment Co., Ltd.), 上海品众商业保理有限公司 (Shanghai Pinzhong Commercial Factoring Co., Ltd.), 上海小额贷款有限责任公司 (Shanghai Microcredit Co., Ltd.), 广州小额贷款有限责任公司 (Guangzhou Microcredit Co., Ltd.) and a WFOE to be incorporated in Chongqing.

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than 3 months; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds 3 months,

each as of the Specified Time for US dollars.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Lender” means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to the Loan:

(a)                                 the applicable Screen Rate as of the Specified Time for US dollars and for a period equal in length to 3 months; or

(b)                                 as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of the loan.

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business including dealings in interbank deposits in London.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

“Mandate Letter” means the mandate letter dated 21 February 2017 and made between the Mandated Lead Arrangers as the mandated lead arrangers, the bookrunners and the underwriters and the Borrower as the company.

“Margin” means:

(a)                                 0.5 per cent. per annum from the Utilisation Date to the date falling one Month after that date;

(b)                                 1 per cent. per annum from the date falling one Month after the Utilisation Date to the date falling 3 Months after the Utilisation Date;

(c)                                  1.5 per cent. per annum from the date falling 3 Months after the Utilisation Date to the date falling 5 Months after the Utilisation Date;

(d)                                 2.25 per cent. per annum from the date falling 5 Months after the Utilisation Date to the date falling 8 Months after the Utilisation Date; and

(e)                                  2.75 per cent. per annum from the date falling 8 Months after the Utilisation Date to Final Repayment Date.

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)                                 the business or financial condition of an Obligor or the Group taken as a whole;

(b)                                 the ability of an Obligor to perform its obligations under the Finance Documents; or

(c)                                  the validity,  legality or enforceability of any Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents..

“Material Subsidiary” means each “Significant Consolidated Entity” as disclosed in Exhibit 8.1 to the Borrower’s most recent annual report on Form 20-F, 上海品众商业保理有限公司 (Shanghai Pinzhong Commercial Factoring Co., Ltd.), 唯品会(肇庆)物流有限公司 (Vipshop (Zhaoqing) Logistics Co., Ltd.), 湖北唯品会物流有限公司 (Hubei Vipshop Logistics Co., Ltd.), 广州唯品会网络技术有限公司 (Guangzhou Vipshop Network Technology Co., Ltd.), 浙江唯品会支付服务有限公司 (Zhejiang Vipshop Payment Co., Ltd.) or 天津品简电子商务有限公司 (Tianjin Pinjian E-Commerce Co., Ltd.).

“Money Laundering Laws” has the meaning given to it in Clause 18.19 (Anti-money laundering).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Service Limited or any successor to its ratings business.

“Mr. Shen” means Mr. Eric Ya Shen (沈亚), a Chinese passport holder with passport number E41936887.

“Ms. Zhang” means Ms. Zhang Xiaochun (张晓纯), a Chinese passport holder with passport number E53145417.

“NDRC” means the National Development and Reform Commission of the PRC.

“New Lender” has the meaning given to that term in Clause 24 (Changes to the Lenders).

“Non-Consenting Lender” has the meaning given to that term in Clause 34.5 (Replacement of Lender).

“NYSE” means The New York Stock Exchange.

“Obligors” means the Borrower and the Guarantor, and “Obligor” means each one of them.

“Offshore Cash and Cash Equivalents” means any cash and cash equivalent of the Group held outside of PRC.

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 December 2015.

“Participant” means each person whom a Lender will make payments under a Participation Agreement.

“Participation” means a fee letter, sub-participation, credit derivative (including a credit default swap or credit linked note), total return swap or any other agreement between a Lender and a Participant, whether directly or indirectly, under which the Lender is obliged to make certain payments to the Participant by reference to, one or more Finance Documents and/or one or more Obligors.

“Participation Agreement” means each agreement or letter between a Lender and a Participant in respect of a Participation.

“Party” means a party to this Agreement.

“Permitted Acquisition” means an acquisition or investment:

(a)                                 which is carried out in the ordinary course of the Group’s trading;

(b)                                 which is a Permitted Investment; or

(c)                                  the value of which acquisition or investment (when aggregated with the value of all other acquisitions and investments permitted under this paragraph (c) and made in the same financial year) does not exceed US$250,000,000, provided that, in each case, such acquisition or investment does not result in a breach of any Authorisation or of any other provision of this Agreement.

“Permitted Disposal” means any sale, lease, transfer or other disposal:

(a)                                 made in the ordinary course of trading of the Group’s business;

(b)                                 of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(c)                                  of obsolete or redundant assets not required for the business of the Group;

(d)                                 between members of the Group provided that it is not a disposal from a Group member incorporated outside of PRC to a Group member incorporated inside of PRC (other than a Permitted Investment);

(e)                                  the use of proceeds under the Permitted Offshore Loan for financing the Group’s internet finance business and/or for other purposes referred to in the definition of Permitted Offshore Loan;

(f)                                   up to a further aggregate amount of RMB1,000,000,000 to finance the Group’s logistic business; and

(g)                                  where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by members of the Group, other than any permitted under paragraphs (a) to (f) above) does not exceed US$50,000,000 (or its equivalent) in any financial year.

“Permitted Financial Indebtedness” means:

(a)                                 any Permitted Offshore Financial Indebtedness;

(b)                                 any intra-Group Financial Indebtedness provided that the terms of Clause 21.14 (Subordination) are complied with; and

(c)                                  any Financial Indebtedness incurred in the PRC (including any amount incurred under any asset backed securities) the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness incurred by any member of the Group except as permitted under paragraph (a) or (b) above) does not exceed RMB3,000,000,000 (or its equivalent).

“Permitted Investment” means the subscription in cash by members of the Group incorporated outside of the PRC for equity interest issued by members of the Group incorporated in the PRC.

“Permitted Loans and Guarantees” means:

(a)                                 any loans made by an Internet Finance Company on arm’s length terms in the ordinary course of the Group’s internet finance business;

(b)                                 any loan to any member of the Group that constitutes a Permitted Financial Indebtedness;

(c)                                  any guarantee given by a Group member incorporated in the PRC in respect of the obligations of other Group members;

(d)                                 any guarantee given by a Group member incorporated outside of PRC of any Permitted Offshore Financial Indebtedness but excluding the Permitted Offshore Loan; and

(e)                                  any such liability the principal amount of which (when aggregated with the principal amount of any other liability provided by any member of the Group except any permitted under paragraphs (a) to (d) above) does not exceed US$50,000,000 (or its equivalent in another currency or currencies).

“Permitted Offshore Financial Indebtedness” means:

(a)                                 this Facility;

(b)                                 the Convertible Bonds;

(c)                                  the Take-out Debt or (if there is no Take-out Debt) the Permitted Refinancing; and

(d)                                 the Permitted Offshore Loan.

“Permitted Offshore Loan” means the up to US$150,000,000 offshore bilateral loan to be entered into by any Group member incorporated outside of PRC for increasing the registered capital of an Internet Finance Company in relation to the Group’s small loan business and/or for warehouse land purchase and/or for general corporate purposes in the ordinary course of business of the Group and to be secured by security over a cash deposit of Vipshop (China) Co., Ltd..

“Permitted Refinancing” means, subject to the terms and conditions of the Mandate Letter, the refinancing of this Facility by a bank loan in the event that the principal amount of the Utilisation is less than US$200,000,000.

“Permitted Security” means:

(a)                                 any Security or Quasi-Security granted by a member of the Group incorporated in PRC over assets located in PRC for obligations owed by an entity incorporated in PRC to an entity incorporated in PRC;

(b)                                 any Security or Quasi-Security over cash held in bank accounts in PRC to secure the obligations under the Permitted Offshore Loan;

(c)                                  any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(d)                                 any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(i)                                     hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(ii)                                  its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(e)                                  any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(f)                                   any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(g)                                  any Security over rental deposits arising in the ordinary course of trading in respect of any property leased or licensed by any member of the Group; or

(h)                                 any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (a) to (g) above) does not exceed US$50,000,000 (or its equivalent).

“PRC” means the People’s Republic of China excluding for the purpose of any Finance Document, Hong Kong, the Macau Special Administrative Region and Macau.

“Quotation Day” means:

(a)                                 in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days); and

(b)                                 in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the London interbank market.

“Repeating Representations” means each of the representations set out in Clause 18 (Representations) (other than Clause 18.7 (No insolvency), Clause 18.8 (Deduction of Tax) and Clause 18.14 (No proceedings pending or threatened)).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“S&P” means Standard & Poor’s Rating Services or any successor to its ratings business.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Time” means a day or time determined in accordance with Schedule 7 (Timetables).

“Supporting Lender” has the meaning give to it in Clause 24.3 (Buy-out).

“Subordination Agreement” means any subordination agreement entered into or to be entered into between any Obligor as debtor, any non-Obligor Group member as subordinated creditor and the Agent in form and substance reasonably satisfactory to the Agent regarding the subordination of Subordinated Financial Indebtedness to the Facility in accordance with Clause 21.14 (Subordination).

“Subordinated Financial Indebtedness” has the meaning given to it in Clause 21.14 (Subordination).

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Take-out Debt” means the indebtedness to be incurred under the Take-out Debt Offering.

“Take-out Debt Offering” means a public or private issuance, offering and sale by the Borrower or one of its affiliates of up to approximately US$1,000,000,000 of debt securities (and in any event the net proceeds of which shall be sufficient to pay all outstanding amount under the Facility).

“Take-out Engagement Letter” “ means that certain engagement letter pursuant to which the Borrower has exclusively appointed the Takeout Investment Banks to act as joint lead managers and bookrunners, underwriters, initial purchasers and placement agents, as applicable, with respect to the Take-out Debt Offering, in form and substance satisfactory to the Mandated Lead Arrangers.

“Take-out Investment Banks” means the financial institutions acceptable to the Mandated Lead Arrangers.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Total Commitments” means at any time the aggregate of the Commitments (being $632,500,000 at the date of this Agreement).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (utilisation Request).

“VIE” means any variable interest entity of the Group and all its subsidiaries; the variable interest entities of the Group at the top level within PRC being 广州唯品会信息科技有限公司 (Guangzhou Vipshop Information Technology Co., Ltd.) and天津品简电子商务有限公司 (Tianjin Pinjian E-Commerce Co., Ltd.) at the date of this Agreement.

“VIE Documents” means:

(a)                                 the series of contractual arrangements entered into between Mr. Shen, Hong Xiaobo, Vipshop (China) Co., Ltd., and Guangzhou Vipshop Information Technology Co., Ltd. (as applicable), including among others, the Fourth Amended and Restated Equity Interest Pledge Agreement and Exclusive Option Agreement dated 23 December 2015, the Second Amended and Restated Power of Attorney issued by Hong Xiaobo on 23 December 2015, the Third Amended and Restated Power of Attorney issued by Mr. Shen on 23 December 2015, the Loan Agreement dated 22 December 2015 and the Amended and Restated Exclusive Business Cooperation Agreement signed by Guangzhou Vipshop Computer Service, Co., Ltd. (the predecessor of Vipshop (China) Co., Ltd.) and Guangzhou Vipshop Information Technology Co., Ltd. on 8 October 2011;

(b)                                 the series of contractual arrangements entered into between Mr. Shen, Yu Zhihui, LeFeng (Shanghai) Information Technology Co., Ltd. and Shanghai PinJian E-Commerce Co., Ltd. (the predecessor of Tianjin PinJian E-Commerce Co., Ltd.) (as applicable) dated 24 June 2014, including among others, the Exclusive Option Agreement, the Exclusive Business Cooperation Agreement, the Equity Interest Pledge Agreement, the Loan Agreement, and the Power of Attorney issued by Mr. Shen and Yu Zhihui;

(c)                                  (if any) any other arrangement, instrument or agreement constituting all or any part of the contractual arrangements enabling any member of the Group to exercise effective control over, and consolidate the financial statements of, any VIE, and any other revenue transfer arrangements entered into by any VIE and any member of the Group relating to any revenue generated in connection with or received or receivable by any VIE; and

(d)                                 any other document or agreement may be designated as such by the Agent and the Borrower from time to time.

“WFOE” means a wholly foreign-owned enterprise incorporated under the laws of PRC.

1.2                               Construction

(a)                                 Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     any “Administrative Party”, the “Agent”, the “Mandated Lead Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)                              “including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(v)                                 a “group of Lenders” includes all the Lenders;

(vi)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a Lender’s “participation” in the Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(viii)                        a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)                                 a provision of law is a reference to that provision as amended or re-enacted; and

(xi)                              a time of day is a reference to New York time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived in writing and an Event of Default is “continuing” if it has not been waived in writing.

(e)                                  Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3                               Currency symbols and definitions

“$”, “US$” and “US dollars” denote the lawful currency of US.  “RMB” denotes the lawful currency of PRC.

1.4                               Third party rights

(a)                                 Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITY

2.                                      THE FACILITY

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a US dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.2                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                                  A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.                                      PURPOSE

3.1                               Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)                                 payment to the Convertible Bonds Trustee for the holders of the Convertible Bonds for amounts (including all accrued but unpaid interest) payable as a result of the exercise by holders of the Convertible Bonds of their option to require the Borrower to repurchase the Convertible Bonds;

(b)                                 payment of the drawdown fee referred to in Clause 11.3 (Drawdown fee) ; and

(c)                                  payment of the fees, costs and expenses incurred in connection with the Facility.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                 The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably).  The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)                                 Other than to the extent that any Lender notifies the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lender’s participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 no Default is continuing or would result from the proposed Loan and none of the circumstances described in Clause 7.2 (Change of control), Clause 7.4 (De-listing), Clause 7.5 (Stock suspension) and Clause 7.6 (Credit rating) have occurred; and

(b)                                 the Repeating Representations to be made by each Obligor are true in all material respects.

4.3                               Maximum number of Loans

The Borrower may only deliver one Utilisation Request.

SECTION 3
UTILISATION

5.                                      UTILISATION

5.1                               Delivery of the Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2                               Completion of the Utilisation Request

(a)                                 The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                               the account of the Convertible Bonds Trustee is provided in sufficient detail to receive the proceeds of the Loan.

(b)                                 Only one Loan may be requested in the Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in the Utilisation Request must be US dollars.

(b)                                 The amount of the proposed Loan must be an amount which is not more than:

(i)                                     the Total Commitment;  and

(ii)                                  The aggregate of:

(A)                               the amount (included all accrued but unpaid interest) payable with respect to any Convertible Bonds tendered for early repurchase by holders of the Convertible Bonds;

(B)                               the drawdown fee referred to in Clause 11.3 (Drawdown fee); and

(C)                               the  fees, costs and expenses incurred in connection with the Facility,

and which is a minimum of US$5,000,000.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in Clause 4 (Conditions of Utilisation) and Clauses 5.1 (Delivery of the Utilisation Request) to 5.3 (Currency and amount) have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Commitment to the Total Commitments immediately prior to making the Loan.

(c)                                  The Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan by the Specified Time.

(d)                                 For the part of the Loan for payments towards the purpose specified in paragraph (a) of Clause 3.1 (Purpose),  each Lender’s obligation to fund shall be satisfied by making payments to the nominated account of the Convertible Bond Trustee as specified in the Utilisation Request.

5.5                               Cancellation of the Facility

The Total Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. (New York time) on the last day of the Availability Period.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.                                      REPAYMENT

6.1                               Repayment of Loans

The Loan will be repaid in full on the Final Repayment Date.

6.2                               Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)                                 that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)                                  to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.9 (Right of prepayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid.

7.2                               Change of control

If:

(a)                                 Mr. Shen ceases to be the chairman of the board of directors or the chief executive officer of the Borrower; or

(b)                                 Mr. Shen and Ms. Zhang and any entities controlled by Mr. Shen and/or Ms. Zhang, together, cease directly or indirectly to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, 50.1 per cent or more of the maximum number of votes that may be cast at a general meeting of the Borrower (including with respect to the election of directors), in each case:

(i)                                     the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)                                  a Lender shall not be obliged to fund a Utilisation;

(iii)                               if a Lender so requires, the Agent shall, by not less than 10 days’ notice cancel the Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents in relation to that Lender’s participation immediately due and payable, where upon the Commitment of that Lender will be cancelled and all such outstanding amounts under the Loan will become immediately due and payable; and

(iv)                              if the Majority Lenders so require, the Agent shall, by not less than 10 days’ notice to the Borrower, cancel the Total Commitments and declare all outstanding Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loan and amounts will become immediately due and payable.

7.3                               Capital market issuance/asset disposals

(a)                                 For the purpose of this Clause 7.3:

“Capital Market Issuance” means:

(i)                                     any offshore indebtedness raised by the Borrower or any of the member of the Group, including the incurrence of any loans or any direct or indirect public offering or private placement of any debt or convertible securities or other debt financing (excluding the Permitted Offshore Loan);

(ii)                                  any issuance of equity by the Borrower or any of the member of the Group (excluding any equity issued to another member of the Group); or

(iii)                               any future offshore bank borrowings by the Borrower or any of the member of the Group (excluding the Permitted Offshore Loan).

“Capital Market Issuance Proceeds” means the consideration receivable by any member of the Group for any Capital Market Issuance made by any member of the Group after deducting:

(i)                                     any reasonable expenses which are incurred by any member of the Group with respect to that Capital Market Issuance to persons who are not members of the Group; and

(ii)                                  any Tax incurred and required to be paid in connection with that Capital Market Issuance (as reasonably determined by the relevant Group member, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal (other than any Disposal to another member of the Group that constitutes a Permitted Disposal) made by any member of the Group exceeding US$50,000,000 in respect of any single Disposal or US$50,000,000 in aggregate each year except for Excluded Disposal Proceeds and after deducting:

(i)                                     any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)                                  any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Excluded Disposal Proceeds” means the proceeds of a Disposal of the assets of a Group member incorporated in the PRC until (and then only to the extent that) the Group is able to remit such disposal proceeds out of the PRC (provided that the Obligors will procure that the relevant Group member(s) incorporated in the PRC take(s) all reasonable steps to do).

(b)                                 Upon the occurrence of:

(i)                                     a Capital Market Issuance; or

(ii)                                  a Disposal,

the Borrower shall prepay the Loan and all other amounts accrued under the Finance Documents and cancel Total Commitments in an amount equal to the amount of Capital Market Issuance Proceeds or the Disposal Proceeds (as applicable).

7.4                               De-listing

If:

(a)                                 any steps are taken by the Borrower to cause its shares to cease to be listed, traded or publicly quoted on the NYSE;

(b)                                 the NYSE announces that the Borrower’s shares cease (or will cease) to be listed, traded or publicly quoted on the NYSE; or

(c)                                  the Borrower’s shares cease to be listed, traded or publicly quoted on the NYSE,

(excluding in each case, for the avoidance of doubt, a suspension of or limitation on trading alone) in each case:

(i)                                     the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)                                  a Lender shall not be obliged to fund a Utilisation;

(iii)          if a Lender so requires, the Agent shall, by not less than 10 days’ notice cancel the Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents in relation to that Lender’s participation immediately due and payable, where upon the Commitment of that Lender will be cancelled and all such outstanding amounts under the Loan will become immediately due and payable; and

(iv)                              if the Majority Lenders so require, the Agent shall, by not less than 10 days’ notice to the Borrower, cancel the Total Commitments and declare all outstanding Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loan and amounts will become immediately due and payable.

7.5                               Stock suspension

If any suspension of or limitation is imposed on the trading of the Borrower’s shares for a period of 10 or more consecutive scheduled trading days, the Borrower must notify the Lenders promptly and unless in the opinion of the Majority Lenders such suspension or limitation is solely caused by administrative or technical reasons in the system of the NYSE:

(a)                                 a Lender shall not be obliged to fund a Utilisation;

(b)                                 if a Lender so requires, the Agent shall, by not less than 10 days’ notice cancel the Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents in relation to that Lender’s participation immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts under the Loan will become immediately due and payable; and

(c)                                  if the Majority Lenders so require, the Agent shall, by not less than 10 days’ notice to the Borrower, cancel the Total Commitments and declare all outstanding Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loan and amounts will become immediately due and payable.

7.6                               Credit rating

If the Borrower’ long-term corporate credit rating /foreign currency long-term issuer default rating/issuer rating (as applicable) ceases to be rated by S&P, Fitch and/or Moody’s or is downgraded by:

(a)                                 S&P to below BBB-; or

(b)                                 Fitch to below BBB-; or

(c)                                  Moody’s to below Baa3,

in each case,

(i)                                     the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)                                  a Lender shall not be obliged to fund a Utilisation;

(iii)          if a Lender so requires, the Agent shall, by not less than 10 days’ notice cancel the Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents in relation to that Lender’s participation immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts under the Loan will become immediately due and payable; and

(iv)                              if the Majority Lenders so require, the Agent shall, by not less than 10 days’ notice to the Borrower, cancel the Total Commitments and declare all outstanding Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding Loan and amounts will become immediately due and payable.

7.7                               Voluntary cancellation

The Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$50,000,000) of the Facility.  Any cancellation under this Clause 7.7 shall reduce the Commitments of the Lenders rateably.

7.8                               Voluntary prepayment of Loans

(a)                                 The Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being the lower of the amount outstanding under the Facility and an amount that reduces the amount of the Loan by a minimum amount of US$50,000,000).

(b)                                 The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Commitments are zero).

(c)                                  Any prepayment under this Clause 7.8 shall be applied rateably among the participations of all Lenders.

7.9                               Right of prepayment and cancellation in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 12.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loan or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender’s participation in the Loan.

(d)                                 If:

(i)                                     any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)                                  the Borrower becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender,

the Borrower may, on five Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Finance Documents to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.13 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                                  The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent;

(ii)                                  neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)                               in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)                              no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(f)                                   A Lender shall perform the procedures described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has completed those checks.

7.10                        Right of cancellation in relation to a Defaulting Lender

(a)                                 If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent two Business Days’ notice of cancellation of the Commitment of that Lender.

(b)                                 On the notice referred to in paragraph (a) above becoming effective, the Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)                                  The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

7.11                        Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                  The Borrower may not reborrow any part of the Facility which is prepaid.

(d)                                 The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)                                  No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                   If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)                                  If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.12                        Application of prepayments

Any prepayment of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality), paragraph (b)(iii) of Clause 7.2 (Change of control), paragraph (c)(iii) of Clause 7.4 (De-listing), paragraph (b) of Clause 7.5 (Stock suspension), paragraph (iii)  of Clause 7.6 (Credit rating), Clause 7.9 (Right of prepayment and cancellation in relation to a single Lender) and Clause 7.10 (Right of cancellation in relation to a Defaulting Lender) shall be applied pro rata to each Lender’s participation in the Loan.

SECTION 5
COSTS OF UTILISATION

8.                                      INTEREST

8.1                               Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR.

8.2                               Payment of interest

The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

8.3                               Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)                                     the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)                                  the rate of interest applying to the Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)                                  Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4                               Notification of rates of interest

(a)                                 The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)                                 The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan.

9.                                      INTEREST PERIODS

9.1                               Selection of Interest Periods

(a)                                 Subject to other provisions of this Clause, each Interest Period for the Loan will be three Months (unless the Borrower and all the Lenders agree otherwise).

(b)                                 Each Interest Period for the Loan will start on the Utilisation Date or (if already made) on the last day of the preceding Interest Period.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3                               No overrunning of the Final Repayment Date

If an Interest Period would otherwise overrun the Final Repayment Date, it will be shortened so that it ends on the Final Repayment Date.

10.                               CHANGES TO THE CALCULATION OF INTEREST

10.1                        Unavailability of Screen Rate

(a)                                 Interpolated Screen Rate:  If no Screen Rate is available for LIBOR for an Interest Period, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to 3 months.

(b)                                 Cost of funds:  If no Screen Rate is available for LIBOR for:

(i)                                     US dollars; or

(ii)                                  the Interest Period and it is not possible to calculate the Interpolated Screen Rate,

there shall be no LIBOR for the Loan and Clause 10.3 (Cost of funds) shall apply to the Loan for that Interest Period.

10.2                        Market disruption

If before 5 p.m. in Hong Kong on the Business Day immediately following the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 30 per cent. of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 10.3 (Cost of funds) shall apply to the Loan for the relevant Interest Period.

10.3                        Cost of funds

(a)                                 If this Clause 10.3 applies, the rate of interest on each Lender’s share of] the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)                                  the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)                                 If this Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)                                  Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4                        Break Costs

(a)                                 The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.                               FEES

11.1                        Upfront fee

The Borrower shall pay to each Mandated Lead Arranger (for its own account) an upfront fee in the amount and at the times agreed in a Fee Letter.

11.2                        Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.3                        Drawdown fee

The Borrower shall pay to each Mandated Lead Arranger (for its own account) a drawdown fee in the amount and at the times agreed in a Fee Letter.

11.4                        Fee netting

The Agent and each Mandated Lead Arranger (as applicable) may deduct the fees referred to in Clauses 11.2 (Agency fee) and 11.3 (Drawdown fee) above from the proceeds of the Utilisation.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

12.                               TAX GROSS-UP AND INDEMNITIES

12.1                        Tax definitions

(a)                                 In this Clause 12:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                        Tax gross-up

(a)                                 All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                 The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                 Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3                        Tax indemnity

(a)                                 Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)                                  any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)                               a FATCA Deduction required to be made by a Party.

(b)                                 A Finance Party intending to make a claim under paragraph (a) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

(c)                                  A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4                        Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                 that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5                        Stamp taxes

The Borrower shall:

(a)                                 pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)                                 within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6                        Indirect tax

(a)                                 All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)                                 Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7                        FATCA information

(a)                                 Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                               supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8                        FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13.                               INCREASED COSTS

13.1                        Increased costs

(a)                                 Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)                                  compliance with any law or regulation made after the date of this Agreement; or

(iii)                               the implementation or application of or compliance with Basel III or CRD IV or Dodd-Frank Act or any other law or regulation which implements Basel III or CRD IV or Dodd-Frank Act (whether such implementation, application or compliance is by a government, regulatory, Finance Party or any of its Affiliates).

The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                 In this Agreement:

“Basel III” means:

(i)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                  the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means (A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No 648/2012) and (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or implemented thereof, regardless of the date enacted, adopted, issued or implemented.

“Increased Costs” means:

(iv)                              a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(v)                                 an additional or increased cost; or

(vi)                              a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2                        Increased cost claims

(a)                                 A Finance Party (other than the Agent) intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)                                 Each Finance Party (other than the Agent) shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                        Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)                                 attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                                 attributable to a FATCA Deduction required to be made by a Party;

(c)                                  compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 12.3 (Tax indemnity) applied); or

(d)                                 attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

14.                               MITIGATION BY THE LENDERS

14.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs), including:

(i)                                     providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double taxation treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)                                  in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2                        Limitation of liability

(a)                                 The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3                        Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.                               OTHER INDEMNITIES

15.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                        Other indemnities

The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 the Information Memorandum or any other information produced or approved by any Obligor being or being alleged to be misleading and/or deceptive in any respect;

(c)                                  any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(d)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(e)                                  funding, or making arrangements to fund, its participation in the Loan but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence or wilful misconduct by that Finance Party alone as finally judicially determined); or

(f)                                   the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3                        Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                  instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

16.                               COSTS AND EXPENSES

16.1                        Transaction expenses

The Borrower shall, within three Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

The Agent or the Lenders (as applicable) may deduct the legal fees and other costs and expenses referred to in this Clause 16.1 from the proceeds of Utilisation.

16.2                        Amendment costs

If:

(a)                                 an Obligor requests an amendment, waiver or consent; or

(b)                                 an amendment is required pursuant to Clause 28.9 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                        Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
GUARANTEE

17.                               GUARANTEE AND INDEMNITY

17.1                        Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)                                 guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4                        Waiver of defences

The obligations of the Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)                                  any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)                                  any insolvency or similar proceedings; or

(h)                                 this Agreement or any other Finance Document not being executed by or binding upon any other party.

17.5                        Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 17.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6                        Appropriations

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 17.

17.7                        Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)                                 to be indemnified by the Borrower;

(b)                                 to claim any contribution from any other guarantor of or provider of security for the Borrower’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring the Borrower to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against the Borrower; and/or

(f)                                   to claim or prove as a creditor of the Borrower in competition with any Finance Party.

If the Guarantor shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Finance Parties, and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment Mechanics).

17.8                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.                               REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1                        Status

(a)                                 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of member of the Group has the power to own its assets and carry on its business as it is being conducted.

18.2                        Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

18.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its or any member of the Group’s constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets.

18.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5                        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)                                  for it and any member of the Group to carry on their business, and which are material,

have been obtained or effected and are in full force and effect.

18.6                        Governing law and enforcement

Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation):

(a)                                 the choice of English law as the governing law of the Finance Documents (other than any Subordination Agreement) will be recognised and enforced in its jurisdiction of incorporation;

(b)                                 any judgment obtained in England in relation to a Finance Document (other than any Subordination Agreement) will be recognised and enforced in its jurisdiction of incorporation;

(c)                                  the choice of Hong Kong law as the governing law of the Subordination Agreement will be recognised and enforced in its jurisdiction of incorporation; and

(d)                                 any judgment obtained in Hong Kong in relation to a Subordination Agreement will be recognised and enforced in its jurisdiction of incorporation.

18.7                        No insolvency

No:

(a)                                 corporate action, legal proceeding or other procedure or step described in paragraph 23.8(a) of Clause 23.8 (Insolvency proceedings); or

(b)                                 creditors’ process described in Clause 23.9 (Creditors’ process),

has been taken or, to the knowledge of the Borrower, threatened in relation to a member of the Group; and none of the circumstances described in Clause 23.7 (Insolvency) applies to a member of the Group.

18.8                        Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document.

18.9                        No filing or stamp taxes

Save as specified in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation), under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.10                 No default

(a)                                 No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any member of the Group or to which its or any member of the Group’s assets are subject which might reasonably be expected to have a Material Adverse Effect.

18.11                 No misleading information

(a)                                 Any factual information contained in or provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                                 Any financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                                  Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)                                 All information (other than the Information Memorandum) supplied by any member of the Group was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect.

18.12                 Financial statements

(a)                                 The financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)                                 The financial statements most recently supplied to the Agent (which, at the date of this Agreement, are its Original Financial Statements) give a true and fair view of the Group’s consolidated financial condition and operations for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)                                  There has been no material adverse change in the consolidated business or financial condition of the Borrower since the date of the Original Financial Statements.

18.13                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.14                 No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any member of the Group.

18.15                 No breach of laws

(a)                                 It has not and none of the Group members has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)                                 No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Material Subsidiary which have or are reasonably likely to have a Material Adverse Effect.

18.16                 Authorised signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (a)(v) of Clause 19.4 (Information: miscellaneous) (in each case, to the extent not replaced as notified by the Borrower pursuant to Clause 19.4(a)(v)) is authorised to sign the Utilisation Request (in the case of the Borrower only) and other notices on its behalf.

18.17                 Good title to assets

It and each of the Group members has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.18                 Holding company

At the date of this Agreement, neither the Borrower nor the Guarantor has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than as permitted by Clause 21.16 (Holding company undertakings) of this Agreement.

18.19                 Anti-money laundering

(a)                                 The operations of each member of the Group are, and have been, conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in each of the jurisdictions in which it is incorporated or domiciled (as the case may be) and of all jurisdictions in which each member of the Group conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”); and

(b)                                 no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Group with respect to Money Laundering Laws is pending and, to the best of the knowledge and belief of each member of the Group having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

18.20                 Anti-corruption law

(a)                                 Each member of the Group and each of their officers, directors, employees and agents is in compliance with applicable Anti-Corruption Laws; and

(b)                                 Each member of the Group has instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

18.21                 No dividend restriction

There is no contractual restriction or contractual limitation on any Group member incorporated in PRC to:

(a)                                 declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)                                 repay or distribute any dividend or share premium reserve;

(c)                                  pay or allow it to pay any management, advisory or other fee to or to the order of any of its shareholders; or

(d)                                 redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

in each case, including but not limited to the repatriation of such dividend or other distribution to any shareholder incorporated outside of PRC.

18.22                 No Financial Indebtedness

No member of the Group has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

18.23                 No Security or Quasi-Security

No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than Permitted Security.

18.24                 Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period.

19.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                        Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                 as soon as the same become available, but in any event within 120 days after the end of each of its financial years its audited consolidated financial statements for that financial year.

(b)                                 as soon as the same become available, but in any event within 60 days after the end of each quarter of each of its financial years, its unaudited consolidated financial results for that financial quarter.

19.2                        Compliance Certificate

(a)                                 The Borrower shall supply to the Agent, with each set of its financial statements delivered pursuant to paragraph (a) or (b) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)                                 Each Compliance Certificate delivered pursuant to paragraph (a) above shall be signed by two directors of the Borrower or one director and the chief financial officer of the Borrower.

19.3                        Requirements as to financial statements

(a)                                 Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the Borrower as giving a true and fair view of (in the case of any such financial statements which are audited) or fairly representing (in the case of any such financial statements which are unaudited) its financial condition as at the date as at which those financial statements were drawn up.

(b)                                 The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP.

(c)                                  The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)                                   a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Borrower’s Original Financial Statements were prepared; and

(ii)                                sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4                        Information: miscellaneous

(a)                                 The Borrower shall supply to the Agent (in sufficient copies for all the Finance Parties, if the Agent so requests):

(i)                                   all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(ii)                                promptly, any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Borrower are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Borrower;

(iii)                             promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(iv)                            promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request; and

(v)                               promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories.

(b)                                 The Guarantor shall promptly supply to the Agent (in sufficient copies for all the Finance Parties, if the Agent so requests), but in any event within 60 days after the end of each quarter of each of its financial years, an abstract of financial information accurately reflecting the Guarantor’s cash balance and the amount of its Financial Indebtedness (including any intra-Group Financial Indebtedness and including each Financial Indebtedness in sufficient detail) and in form and substance satisfactory to the Agent (acting reasonably).

19.5                        Notification of default

(a)                                 Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 The Borrower shall notify the Agent of any material violation, alleged material violation or potential material violation by any member of the Group of any law, regulation, stock exchange rules or listing rules promptly upon becoming aware of them.

(c)                                  Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6                        Use of websites

(a)                                 The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)                                   the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                             the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)                                  The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                   the Designated Website cannot be accessed due to technical failure;

(ii)                                the password specifications for the Designated Website change;

(iii)                             any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                            any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                               the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within 10 Business Days.

19.7                        “Know your customer” checks

(a)                                 Each Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Agent, such Lender or any prospective new Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)                                 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

20.                               FINANCIAL COVENANTS

20.1                        Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of Financial Indebtedness (except any Financial Indebtedness falling within paragraph (g) of the definition of “Financial Indebtedness”).

“Cash and Cash Equivalents” means, at any time, the aggregate amount of cash and cash equivalents shown in the latest consolidated financial statements or consolidated financial results (as applicable) of the Borrower, provided that:

(a)                                 repayment of that cash and cash equivalents is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition except the expiry of any deposit period and request for repayment; and

(b)                                 there is no Security over that cash and cash equivalents except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements.

“EBITDA” means, in respect of any Relevant Period, the consolidated income before income tax and share of net losses or gains of equity investees of the Group before taxation (including the results from any discontinued operations:

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)                                 not including any accrued interest owing to any member of the Group;

(c)                                  not including share of net losses or gains of equity investees of the Group;

(d)                                 before taking into account any Exceptional Items;

(e)                                  before taking into account any unrealised gains or losses on any derivative instrument or similar financial instrument (excluding any derivative instrument which is accounted for on a hedge accounting basis);

(f)                                   before taking into account the charge to profit represented by expensing of stock based compensation; and

(g)                                  after adding back any amount attributable to the amortisation, depreciation or impairment of assets of the members of the Group,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining income before income tax and share of net losses or gains of equity investees of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability other than a lease or hire purchase contract which would, in accordance with GAAP as at the date of this Agreement, have been treated as an operating lease.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“Held to Maturity Securities” means, at any time, the aggregate amount of any held-to-maturity securities as shown in the latest consolidated financial statements or consolidated financial results (as applicable) of the Borrower provided that they are not issued or guaranteed by any member of the Group or subject to Security.

“Interest Expense” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts or charges and other finance payments in the nature of interest in respect of Borrowings whether paid, payable or capitalised by the Group Members (calculated on a consolidated basis) in respect of that Relevant Period:

(a)                                 excluding any upfront fees or costs;

(b)                                 including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)                                  including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement; and

(d)                                 taking no account of any unrealised gains or losses on any derivative instruments or similar financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis.

“Net Interest Expense” means, for any Relevant Period, the Interest Expense for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Group (other than by any member of the Group) on any Cash and Cash Equivalents or Held to Maturity Securities.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of twelve months, ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter commencing with the twelve month period ending 31 March 2017.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of the members of the Group for or in respect of all Borrowings at that time but:

(a)                                 excluding any such obligations to any other member of the Group;

(b)                                 including, in the case of Finance Leases only, their capitalised value; and

(c)                                  deducting the aggregate amount of Cash and Cash Equivalents,

and so that no amount shall be included or excluded more than once.

20.2                        Financial condition

The Borrower shall ensure that at all times:

(a)                                 Net leverage: in respect of any Relevant Period, the ratio of Total Net Debt to EBITDA in respect of that Relevant Period shall not exceed 2:1; and

(b)                                 Net interest cover: the ratio of EBITDA to Net Interest Expense in respect of any Relevant Period shall not be less than 10:1.

20.3                        Financial testing

The financial covenants set out in Clause 20.2 (Financial condition) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements or financial results delivered pursuant to Clause 19.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate).

21.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Agent of,

any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2                        Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.3                        Taxation

(a)                                 Each Obligor shall (and the Borrower shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                     such payment is being contested in good faith;

(ii)                                  adequate reserves are being maintained for those Taxes and the costs required to contest them which have been taken into account in its latest financial statements delivered to the Agent under Clause 19.1 (Financial statements); and

(iii)                               such payment can be lawfully withheld.

(b)                                 No member of the Group may change its residence for Tax purposes.

21.4                        Pari passu ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.5                        Negative pledge

In this Clause 21.5, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)                                 No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Borrower shall ensure that no other member of the Group will):

(i)                                   sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                             enter into or permit to subsist any title retention arrangement;

(iv)                            enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)                               enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to any Permitted Security.

21.6                        VIE Documents

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of the VIE Documents in a way which is:

(a)                                 material; or

(b)                                 reasonably likely to adversely affect the interests of the Lenders.

21.7                        Disposals

(a)                                 No Obligor shall (and the Borrower shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Paragraph (a) above does not apply to any Permitted Disposal.

21.8                        Merger

(a)                                 No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)                                 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal permitted pursuant to Clause 21.7 (Disposals).

21.9                        Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Obligors or the Group from that carried on at the date of this Agreement.

21.10                 Environmental and Social Matters

(a)                                 Each of the Obligors must and the Borrower must ensure that it and each member of the Group is and continues to be in compliance with all Environmental or Social Laws and Environmental or Social Approvals applicable to it, where failure to do so

(i)          has or is reasonably likely to have a Material Adverse Effect; or

(ii)         would or is reasonably likely to result in any impact on the reputation of any Finance Party arising out of or in connection with any negative publicity or anticipated negative publicity (as determined by that Finance Party in its sole discretion) regarding that Finance Party or any liability for any Finance Party.

(b)                                 Each Obligor must, promptly upon becoming aware, notify the Agent of:

(i)                                     any Environmental or Social Claim current, or to its knowledge, pending or threatened; or

(ii)                                  any circumstances reasonably likely to result in an Environmental or Social Claim,

which (x) has or, if substantiated, is reasonably likely to have a Material Adverse Effect; or (y) would or, if substantiated, is reasonably likely to result in any impact on the reputation of any Finance Party arising out of or in connection with any negative publicity or anticipated negative publicity (as determined by that Finance Party in its sole discretion) regarding that Finance Party or any liability for any Finance Party.

21.11                 Acquisitions and Joint Ventures

(a)                                 No Obligor shall (and the Borrower shall ensure that no other member of the Group will):

(i)                                     acquire any company, business, assets or undertaking or make any investment; or

(ii)                                  enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture.

(b)                                 Paragraph (a) above does not apply to any Permitted Acquisitions.

21.12                 Loans and guarantees

(a)                                 No Obligor shall (and the Borrower shall ensure that no other member of the Group will) make or allow to subsist any loans, grant any credit (save in the ordinary course of business) or give or allow to remain outstanding any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)                                 Paragraph (a) above does not apply to any Permitted Loans and Guarantees.

21.13                 Financial Indebtedness

(a)                                 No Obligor shall (and the Borrower shall ensure that no other member of the Group will) incur or permit to remain outstanding any Financial Indebtedness.

(b)                                 Paragraph (a) above does not apply to any Permitted Financial Indebtedness.

21.14                 Subordination

The Borrower shall ensure that, prior to the Utilisation Date (or, in the case of any Financial Indebtedness owing by an Obligor to a non-Obligor Group member which is created on or after the Utilisation Date,  prior to the date the relevant Financial Indebtedness is created),  any Financial Indebtedness owing by an Obligor to a non-Obligor Group member shall be subordinated to the Facility pursuant to a Subordination Agreement (the “Subordinated Financial Indebtedness”) except for an aggregate amount of up to US$80,000,000 of such Financial Indebtedness.

21.15                 Change of corporate structure

The Borrower shall ensure that there is no change of corporate structure for the Group from the structure set out in the Group Structure Chart which is material or is likely to be prejudicial to the interests of any Finance Party.

21.16                 Holding company undertakings

Neither the Borrower nor the Guarantor shall trade, carry on any business, own any assets or incur any liabilities except for:

(a)                                 the provision of administrative services (excluding treasury services) to other members of the Group of a type customarily provided by a holding company to its Subsidiaries and incurring liabilities in that regard;

(b)                                 ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, Cash and Cash Equivalents;

(c)                                  in connection with the Borrower’s listing on NYSE;

(d)                                 any liabilities under the Finance Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company, but in the case of the Guarantor, except in connection with its e-commerce business as it is currently conducted at the date of this Agreement.

21.17                 Treasury transactions

No Obligor shall (and the Borrower will procure that no other member of the Group will) enter into any Treasury Transaction, other than any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

21.18                 Dividend restrictions

The Borrower shall procure that there is no contractual restriction or contractual limitation on any Group member incorporated in PRC to:

(a)                                 declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)                                 repay or distribute any dividend or share premium reserve;

(c)                                  pay or allow it to pay any management, advisory or other fee to or to the order of any of its shareholders; or

(d)                                 redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

in each case, including but not limited to the repatriation of such dividend or other distribution to any shareholder incorporated outside of PRC.

21.19                 Cash management

The Borrower shall procure that at the last Business Day of each month no more than US$20,000,000 in aggregate Offshore Cash and Cash Equivalents are held in the name of or owned by (legally or beneficially), a Group member other than an Obligor.

21.20                 Arm’s length basis

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms.

21.21                 Preservation of assets

Each Obligor shall (and the Borrower shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

21.22                 Anti-money laundering law

Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(a)                                 comply with, and ensure that each of its or their officers, directors, employees and agents will comply with, all applicable Money Laundering Laws; and

(b)                                 maintain policies and procedures designed to promote and achieve compliance with all applicable Money Laundering Laws.

21.23                 Anti-corruption law

(a)                                 No Obligors shall (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any applicable Anti-Corruption Laws.

(b)                                 Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(i)                                     comply with, and ensure that each of its or their officers, directors, employees and agents will comply with, all applicable Anti-Corruption Laws; and

(ii)                                  maintain policies and procedures designed to promote and achieve compliance with all applicable Anti-Corruption Laws.

21.24                 Sanctions

The Borrower shall not use any of the funds advanced under this agreement directly or indirectly for business activities relating to (i) Cuba, Sudan, Iran, Myanmar (Burma), Syria, North Korea or Crimea; or (ii) any other countries that are subject to economic and/or trade sanctions as notified in writing by Agent (acting on behalf of any Lender) to the Borrower from time to time. The Borrower also undertakes not to use any of the funds advanced under this agreement directly or indirectly for business activities that are subject to sanctions, restrictions or embargoes imposed by the United Nations (“UN”), the European Union (“EU”),, the State of Secretariat for Economic Affairs (“SECO”) of Switzerland or the Swiss Directorate of Public International Law, the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), HM Treasury of the United Kingdom, the Hong Kong Monetary Authority (“HKMA”), the Monetary Authority of Singapore (“MAS”) and/or any other body notified in writing by the Agent (acting on behalf of any Lender) to the Borrower from time to time. This includes, in particular (but without limitation) business activities involving persons or entities subject to any such sanctions or named on any sanctions lists issued by any of the aforementioned bodies and entities owned or controlled by such listed persons or entities (each such person or entity being a “Restricted Party”).

21.25                 Conditions subsequent

The Borrower shall use all reasonable endeavours to complete the filing with NDRC for the Take-out Debt Offering and provide evidence satisfactory to the Agent on or before 7 April 2017.

22.                               SECURITIES DEMAND AND TAKE-OUT DEBT OFFERING

(a)                                 The Borrower shall comply with the provisions of Schedule 6 (Securities Demand) in full as if the provisions therein are set out in the main body of this Agreement mutatis mutandis.

(b)                                 For so long as any amounts remain outstanding under the Facility, the Borrower shall:

(i)                                     comply in all material respects with its obligations under the terms of the Take-out Engagement Letter; and

(ii)                                  reasonably cooperate with the Take-out Investment Banks to complete the Take-out Debt Offering and to exercise its commercially reasonable best efforts to issue Take-out Debt the proceeds of which will be used to refinance the Facility in full.

23.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 23 (other than Clause 23.19 (Acceleration)) is an Event of Default.

23.1                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by:

(i)                                     administrative or technical error; or

(ii)                                  a Disruption Event; and

(b)                                 payment is made within two Business Days of its due date.

23.2                        Financial covenants

Any requirement of Clause 19.1 (Financial statements) or 20 (Financial Covenants) is not satisfied.

23.3                        Securities demand covenant

The Borrower fails to comply with any requirement of 22 (Securities Demand And Take-Out Debt Offering) or any provision of Clause 22 (Securities Demand And Take-Out Debt Offering) or Schedule 6 (Securities Demand) becomes or is likely to become unenforceable.

23.4                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment), Clause 19.1 (Financial statements), Clause 23.2 (Financial covenants) or Clause 22 (Securities Demand And Take-Out Debt Offering)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) any Obligor becoming aware of the failure to comply.

23.5                        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.6                        Cross default

(a)                                 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 23.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$50,000,000 (or its equivalent in any other currency or currencies).

23.7                        Insolvency

(a)                                 A member of the Group is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                                 The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                  A moratorium is declared in respect of any indebtedness of any member of the Group.

23.8                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)                                 a composition or arrangement with any creditor of any member of the Group, or an assignment for the benefit of creditors generally of any member of the Group or a class of such creditors;

(c)                                  the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any of its assets; or

(d)                                 enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

23.9                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of not less than $50,000,000.

23.10                 Ownership of the Guarantor

The Guarantor is not or ceases to be a Subsidiary of the Borrower.

23.11                 Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.12                 Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.13                 Moratorium on External Indebtedness

The government of PRC or Hong Kong, central bank of PRC or Hong Kong or any Governmental Agency of PRC or Hong Kong declares a moratorium, standstill or similar suspension of payments in respect of its External Indebtedness or the External Indebtedness of any person incorporated, domiciled, resident or situated in PRC or Hong Kong.

23.14                 Expropriation

The authority or ability of any member of the Group to conduct is business is wholly or substantially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or person in relation to any member of the Group or any of its assets.

23.15                 Cessation of business

The Borrower suspends or ceases to carry on all or a material part of its business or of the business of the Group taken as a whole.

23.16                 Audit qualification

The Borrower’s auditor qualify the audited annual consolidated financial statements of the Borrower.

23.17                 Material litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened, or any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

23.18                 Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

23.19                 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                                 without prejudice to the participations of any Lender in any Loans then outstanding:

(i)                                     cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or

(ii)                                  cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

SECTION 9
CHANGES TO PARTIES

24.                               CHANGES TO THE LENDERS

24.1                        Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

24.2                        Conditions of assignment or transfer

(a)                                 The consent of the Borrower is not required for any assignment or transfer by a Lender pursuant to this Clause 24.

(b)                                 An Existing Lender will (via the Agent) give the Borrower 5 Business Days’ prior notice for an assignment or transfer unless the assignment or transfer is:

(i)                                     to another Lender or an Affiliate of any Lender;

(ii)                                  to a fund which is a Related Fund of that Existing Lender; or

(iii)                               made at a time when a Default is continuing.

(c)                                  A transfer will be effective only if the procedure set out in Clause 24.6 (Procedure for transfer) is complied with.

(d)                                 An assignment will be effective only if the procedure and conditions set out in Clause 24.7 (Procedure for assignment) are complied with.

24.3                        Buy-out

(a)                                 Subject to the provisions of paragraphs (b) and (c) below, in the event that any consent to, waiver of, or amendment to any provision of the Finance Documents requires the consent of all Lenders but only the consent of the Majority Lenders is obtained within 21 days of the request for such consent, waiver or amendment being given to the Lenders, one or more of the Majority Lenders supporting such consent, waiver or amendment (such one or more Lenders, the “Supporting Lenders”) may by giving at least 10 days’ notice require the Lenders who have not consented to such consent, waiver or amendment (the “Dissenting Lenders”) to transfer their rights and obligations in the Loans (together with a proportionate share of their rights and obligations under the Finance Documents) to one or more of the Supporting Lenders on the date notified to such Dissenting Lenders by the Supporting Lenders (being at least 5 Business Days after the date of such notice) (the “Buy-Out Date”) provided that on or before the Buy-Out Date such Dissenting Lenders are paid by the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders):

(i)                                     the par value for the amount of the Loans to be transferred on the Buy-Out Date; and

(ii)                                  all accrued and unpaid interest, Break Costs (if any, as if the relevant amount of the Loan was prepaid on the Buy-Out Date) and other amounts owing on the amount of the Loan to be transferred up to but excluding the Buy-Out Date.

Upon payment by the Supporting Lenders of the amounts referred to in paragraphs (i) and (ii) above, the Dissenting Lenders’ rights and obligations in the Loans (together with a proportionate share of their interest, rights and obligations under the Finance Documents) shall be transferred by way of novation or by way of assignment, release and assumption to the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders) on the Buy-Out Date in accordance with Clause 24.6 (Procedure for transfer) or Clause 24.7 (Procedure for assignment) (as the case may be).

(b)                                 Each Lender may notify each Participant of any matter requiring all Lender approval and the provisions of this Clause 24.3 (Buy-out).

(c)                                  If, when voting on a matter requiring all Lenders approval, a Lender splits its vote to reflect the instructions of its Participant then, any percentage of that Lender’s vote cast against the requested consent, waiver or amendment, as the case may be, on the instructions of its Participant (the “Dissenting Portion”) shall be treated as a Dissenting Lender and the Supporting Lenders may require that Lender to terminate, unwind, liquidate or otherwise cancel its arrangements with its Participant (provided that the Supporting Lenders shall pay to such Lender all costs incurred in connection with such termination, unwinding, liquidation or cancellation) and transfer the interest, rights and obligation corresponding to the Dissenting Portion to the Supporting Lenders in accordance with paragraph (a) above.

(d)                                 In order to effect the transfer referred to in paragraph (a) above, the Supporting Lenders shall complete a Transfer Certificate or Assignment Agreement (or, if required, Transfer Certificates or Assignment Agreements) and send a copy of such Transfer Certificate(s) or Assignment Agreement(s) (duly signed by the Supporting Lenders) to each relevant Dissenting Lender (each of whom shall promptly execute and deliver the Transfer Certificate(s) or Assignment Agreement(s) to the Facility Agent).

(e)                                  A Lender that transfers any part of its rights and obligations under the Finance Documents directly or indirectly by way of a Participation Agreement may inform the person to whom it proposes to transfer such rights and obligations of the provisions of this Clause 24.3.

(f)                                   Any reference in this Agreement to a Lender includes a New Lender and any person to whom rights have been transferred pursuant to this Clause 24.3 but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

24.4                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,500.

24.5                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                   the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                             the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                            the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                   has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                   accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                                support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.6                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 24.13 (Pro rata interest settlement), on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                             the Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a “Lender”.

(d)                                 The procedure set out in this Clause 24.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

24.7                        Procedure for assignment

(a)                                 Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 24.13 (Pro rata interest settlement), on the Transfer Date:

(i)                                   the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                             the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 24.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

(e)                                  The procedure set out in this Clause 24.7 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

24.8                        Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

24.9                        Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

24.10                 Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 24, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

24.11                 Assignments and transfers to Obligor group

A Lender may not assign or transfer to any Obligor or any Affiliate of any Obligor any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

24.12                 Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 24.12, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.13                 Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.6 (Procedure for transfer) or any assignment pursuant to Clause 24.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                 any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six-monthly intervals after the first day of that Interest Period); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)                                     when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)                                  the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.13, have been payable to it on that date, but after deduction of the Accrued Amounts.

In this Clause 24.13, references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

25.                               CHANGES TO THE OBLIGORS

25.1                        Assignments and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, except with the prior written consent of all the Lenders.

SECTION 10

THE FINANCE PARTIES

26.                               ROLE OF THE ADMINISTRATIVE PARTIES

26.1                        Appointment of the Agent

(a)                                 Each of the Mandated Lead Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each of the Mandated Lead Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2                        Instructions

(a)                                 The Agent shall:

(i)                                     unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)                               all Lenders if the relevant Finance Document stipulates the matter is an all-Lender decision; and

(B)                               in all other cases, the Majority Lenders; and

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)                                 The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion.  The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                                  Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                                 The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)                                  In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                                   The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.3                        Duties of the Agent

(a)                                 The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                                 Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)                                  Without prejudice to Clause 24.8 (Copy of Transfer Certificate or Assignment Agreement to ), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)                                 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                                  If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                                   If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement, it shall promptly notify the other Finance Parties.

(g)                                  The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.4                        Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.5                        No fiduciary duties

(a)                                 Nothing in any Finance Document constitutes any Administrative Party as a trustee or fiduciary of any other person.

(b)                                 No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.6                        Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7                        Rights and discretions of the Agent

(a)                                 The Agent may:

(i)                                     rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                  assume that:

(A)                               any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)                               unless it has received notice of revocation, those instructions have not been revoked; and

(iii)                               rely on a certificate from any person:

(A)                               as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                               to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                                 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)                               any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Guarantor.

(c)                                  The Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)                                 Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)                                  The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                                   The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)                                  Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)                                 Without prejudice to the generality of paragraph (g) above, the Agent:

(i)                                   may disclose; and

(ii)                                on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(i)                                     Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                                    Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.8                        Responsibility for documentation

No Administrative Party is responsible or liable for:

(a)                                 the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)                                  any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9                        No duty to monitor

The Agent shall not be bound to enquire:

(a)                                 whether or not any Default has occurred;

(b)                                 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                                  whether any other event specified in any Finance Document has occurred.

26.10                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)                                     any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct as finally judicially determined;

(ii)                                  exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct as finally judicially determined; or

(iii)                               without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent as finally judicially determined) arising as a result of:

(A)                               any act, event or circumstance not reasonably within its control; or

(B)                               the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                                 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 26 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige any Administrative Party to conduct:

(i)                                     any “know your customer” or other procedures in relation to any person; or

(ii)                                  any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures or check it is required to conduct and that it shall not rely on any statement in relation to such procedures or check made by any Administrative Party.

(e)                                  Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss.  In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

26.11                 Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct as finally judicially determined) (or, in the case of any cost, loss or liability pursuant to Clause 28.10 (Disruption to payment systems etc..), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent as finally judicially determined) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.12                 Resignation of the Agent

(a)                                 The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)                                 Alternatively, the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)                                 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 26 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)                                  The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)                                   The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                                  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent) and this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(h)                                 After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)                                     The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(i)                                     the Agent fails to respond to a request under Clause 12.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

26.13                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)                                  The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

26.14                 Relationship with the Lenders

(a)                                 Subject to Clause 24.13 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(ii) of Clause 30.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.15                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.16                 Agent’s management time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and Clause 26.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

26.17                 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.                               SHARING AMONG THE FINANCE PARTIES

27.1                        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from an Obligor other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)                                 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2                        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3                        Recovering Finance Party’s rights

(a)                                 On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)                                 If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5                        Exceptions

(a)                                 This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                   it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

28.                               PAYMENT MECHANICS

28.1                        Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

28.2                        Distributions by the Agent

(a)                                 Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor) and Clause 28.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)                                 The Agent shall distribute payments received by it in relation to all or any part of the Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 24 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

28.3                        Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4                        Clawback and pre-funding

(a)                                 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)                                  If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)                                     the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)                                  the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

28.5                        Partial payments

(a)                                 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid amount owing to any Administrative Party under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the Finance Documents;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7                        Business Days

(a)                                 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, US dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

28.9                        Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

28.10                 Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)                                 the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent as finally judicially determined) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.10; and

(f)                                   the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

29.                               SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.                               NOTICES

30.1                        Communications in writing

(a)                                 Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

(b)                                 The Utilisation Request may be delivered by the Borrower to the Agent by email to an email address or email addresses of the Agent previously notified to the Borrower specifically for the purpose of delivering the Utilisation Request.

30.2                        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of the Borrower and the Guarantor, that identified with its name below;

(b)                                 in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                  in the case of the Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

30.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)                                     if by way of fax or email, only when received in legible form; or

(ii)                                  if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Agent.

(d)                                 Any communication or document made or delivered to the Borrower in accordance with this Clause 30 will be deemed to have been made or delivered to the Guarantor.

(e)                                  Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.4                        Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

30.5                        Electronic communication

(a)                                 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)                                     notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                                  notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                                 Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)                                  Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)                                 Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)                                  Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 30.5.

30.6                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.                               CALCULATIONS AND CERTIFICATES

31.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

32.                               PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

34.                               AMENDMENTS AND WAIVERS

34.1                        Required consents

(a)                                 Subject to Clause (c) and Clause 34.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.

(c)                                  A Lender may have more than one vote in relation to its share in the Loan or Commitment for the purposes counting towards any decision by that Lender under the Finance Documents and may split its vote in whatever percentages it may choose and may vote each percentage of its votes in different ways.

34.2                        All-Lender matters

An amendment or waiver that has the effect of changing or which relates to:

(a)                                 the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)                                 an extension to the date of payment of any amount under the Finance Documents;

(c)                                  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)                                 an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)                                  any provision which expressly requires the consent of all the Lenders;

(f)                                   Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.2 (Change of control), Clause (g) (

(g)                                  Application of prepayments), Clause 24 (Changes to the Lenders), Clause 27 (Sharing among the Finance Parties), or this Clause 34, Clause 38 (Governing Law), or Clause 39.1 (Jurisdiction of English courts); or

(h)                                 the nature or scope or release of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity),

shall not be made without the prior consent of all the Lenders.

34.3                        Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arrangers (each in their capacity as such) may not be effected without the consent of the Agent, the Mandated Lead Arrangers, as the case may be.

34.4                        Excluded Commitments

If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made (unless, the Borrower and the Agent agree to a longer time period in relation to any request):

(a)                                 its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)                                 its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34.5                        Replacement of Lender

(a)                                 If:

(i)                                     any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)                                  an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13 (Increased Costs), Clause 12.2 (Tax gross-up) or Clause 12.3 (Tax indemnity) to any Lender, then the Borrower may, on 30 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisation and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.13 (Pro rata interest settlement), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)                                 The replacement of a Lender pursuant to this Clause 34.5 shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent;

(ii)                                  neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)                               in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)                              in no event shall the Lender replaced under this Clause 34.5 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)                                 the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)                                  A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)                                 In the event that:

(i)                                     the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)                                  the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)                               Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

34.6                        Disenfranchisement of Defaulting Lenders

(a)                                 For so long as a Defaulting Lender has any Commitment, in ascertaining:

(i)                                     the Majority Lenders; or

(ii)                                  whether:

(A)                               any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(B)                               the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the Facility will be reduced by the amount of its Commitment under the Facility and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)                                 For the purposes of this Clause 33.6, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

34.7                        Replacement of a Defaulting Lender

(a)                                 The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 15 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement.

(b)                                 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 34.7 shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent;

(ii)                                  neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)                               the transfer must take place no later than 15 Business Days after the notice referred to in paragraph (a) above;

(iv)                              in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)                                 the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (b) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)                                  The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

35.                               CONFIDENTIAL INFORMATION

35.1                        Disclosure of Confidential Information

(a)                                 Each Finance Party must keep confidential any information supplied to it by or on behalf of the Borrower in connection with the Finance Documents.  However, a Finance Party is entitled to disclose information:

(i)                                     which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)                                  in connection with any legal, arbitration or regulatory proceedings or procedure;

(iii)                               if required to do so under any law or regulation (including, but not limited to any regulation issued under the Banking Act, Chapter 19 of Singapore and applicable to banks in Singapore in relation to the prevention of money laundering and/or countering the financing of terrorism);

(iv)                              to a governmental, banking, taxation or other regulatory authority;

(v)                                 to its professional advisers and any other person providing services to it (including, without limitation, any provider of administrative, agency or settlement services, external auditors, stock exchanges, clearing houses and other financial market utilities) provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party;

(vi)                              to any person whom a Finance Party reasonably believes to be an advisor, agent or representative of any Obligor or its affiliates;

(vii)                           to the head office, branches, representative offices, Subsidiaries, related corporations or Affiliate of any Finance Party (each a “Finance Party Related Party”) and each Finance Party Related Party shall be permitted to disclose information as if it were a Finance Party;

(viii)                        to any person permitted by any Obligor;

(ix)                              to any Obligor;

(x)                                 to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto; or

(xi)                              to any person for the purpose of obtaining a valuation in connection with a Participation Agreement.

(b)                                 A Finance Party may disclose to:

(i)                                     an Affiliate;

(ii)                                  a transferee or assignee;

(iii)                               a Participant;

(iv)                              any potential transferee or assignee;

(v)                                 any potential Participant; or

(vi)                              any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any person referred to in paragraph (b)(i) to (b)(v) above (an “investor”):

(A)                               a copy of any Finance Document; and

(B)                               any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a potential transferee, assignee, investor or Participant may receive any confidential information, it must either agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above or execute in favour of the relevant Finance Party a confidentiality agreement in a form customarily required by that Finance Party, but on the basis that that potential transferee, assignee, investor or Participant may itself disclose the documents and information referred to in sub-paragraphs (A) and (B) to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer of an economic or other interest in, or related to, this Agreement so long as the relevant transferee agrees with that potential transferee, assignee, investor or Participant to keep that information confidential on the terms of paragraph (a) above or executes in favour of that potential transferee, assignee, investor or Participant a confidentiality agreement in a form customarily required by that potential transferee, assignee, investor or Participant.

(c)                                  In respect of any data or information (including, without limitation, data covered by banking secrecy and/or personal data laws) regarding an individual (including without limitation, any employees of any Obligor or their affiliates) (“Individual Data”) provided to any Finance Party, each Obligor represents and warrants that it has obtained each relevant individual’s prior consent to the collection, use, disclosure and processing of his/her Individual Data by the Finance Parties, and that such Individual Data is true, accurate and complete.

(d)                                 This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

35.2                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 Clause 38 (Governing Law);

(vi)                              the names of the Agent and the Mandated Lead Arrangers;

(vii)                           date of each amendment and restatement of this Agreement;

(viii)                        amounts of, and names of, the Facility (and any tranches);

(ix)                              amount of Total Commitments;

(x)                                 currency of the Facility;

(xi)                              type of Facility;

(xii)                           ranking of Facility;

(xiii)                        Final Repayment Date for Facility;

(xiv)                       changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)                          such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Borrower and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

35.3                        Entire agreement

This Clause 35.3 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.4                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.5                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                                 of the circumstances of any disclosure of confidential information made pursuant to paragraph (a)(ii) of Clause 35.2 except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35.5.

35.6                        Continuing obligations

The obligations in this Clause 35.6 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

36.                               CONFIDENTIALITY OF FUNDING RATES

36.1                        Confidentiality and disclosure

(a)                                 The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)                                 The Agent may disclose:

(i)                                     any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)                                  any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers  or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)                                  The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)                                     any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                                  any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body (including the U.S. Securities and Exchange Commission), the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                               any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                              any person with the consent of the relevant Lender.

36.2                        Related obligations

(a)                                 The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)                                 The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)                                     of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 36.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                  upon becoming aware that any information has been disclosed in breach of this Clause 36.

36.3                        No Event of Default

No Event of Default will occur under Clause 22.4 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 36.

37.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

38.                               GOVERNING LAW

This Agreement and all non-contractual obligations arising from or in connection with this Agreement are governed by English law.

39.                               ENFORCEMENT

39.1                        Jurisdiction of English courts

(a)                                 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 39.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2                        Service of process

(a)                                 Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(i)                                     irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)                                  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)                                 If any person appointed as a process agent is unable for any reason to act as agent for service of process, each Obligor must immediately (and in any event within three days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

Each Obligor expressly agrees and consents to the provisions of this Clause 39.2.

39.3                        Waiver of immunities

Each Obligor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)                                 suit;

(b)                                 jurisdiction of any court;

(c)                                  relief by way of injunction or order for specific performance or recovery of property;

(d)                                 attachment of its assets (whether before or after judgment); and

(e)                                  execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL LENDERS

Name of Original Lender	Commitment

Morgan Stanley Senior Funding, Inc.	US$	316,250,000

Credit Suisse AG, Singapore Branch	US$	316,250,000

SCHEDULE 2
CONDITIONS PRECEDENT

1.                                      Obligors

(a)                                 A copy of the constitutional documents of each Obligor.

(b)                                 A copy of a resolution of the board of directors of each Obligor:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)                              in the case of the Guarantor, resolving that it is in the best interests of the Guarantor to enter into the transactions contemplated by the Finance Documents to which it is a party, giving reasons.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above provided that in the event that the specimen signature of any person so authorised is not provided, such person shall not be an authorised signatory for the purposes of this Agreement.

(d)                                 A copy of a resolution signed by all the holders of the issued shares in the Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Guarantor is a party.

(e)                                  A certificate from each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(f)                                   A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Legal opinions

(a)                                 A legal opinion in relation to English law from Latham & Watkins addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                 A legal opinion in relation to Hong Kong law from Latham & Watkins addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)                                  A legal opinion as to the laws of Cayman Island from Travers Thorp Alberga addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(d)                                 A legal opinion from Fangda Partners in relation to the filing of this Facility with NDRC addressed to the Mandated Lead Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.                                      Other documents and evidence

(a)                                 Evidence that any process agent referred to in Clause 39.2 (Service of process) has accepted its appointment.

(b)                                 The latest group structure chart  (the “Group Structure Chart”).

(c)                                  Copies of VIE documents in respect of Guangzhou Vipshop Information Technology Co., Ltd.

(d)                                 Evidence that the filing application in relation to the Take-out Debt Offering, including any and all the application documents required by NDRC, have been submitted to NDRC by 28 February 2017 or the next earliest possible date before the Utilisation Date if such filing application cannot be submitted to NDRC by 28 February 2017 due to the unavailability of the NDRC personnel or supplements, modifications and/or corrections required by NDRC, in each case together with the presence of one or more representatives of the Finance Parties; and a certificate from the Borrower confirming that to its best knowledge, the Borrower’s NDRC filing has not been rejected by NDRC prior to the Utilisation Date provided that merely requiring additional information, supplements, modifications and/or corrections by NDRC shall not be deemed to be a rejection by NDRC of the Borrower’s filing.

(e)                                  Satisfactory supplier & legal due diligence.

(f)                                   Evidence that there is no contractual dividend repatriation limitation from onshore Group members for offshore distribution.

(g)                                  Details and evidence of aggregate amount of put notifications from holders of the Convertible Bonds.

(h)                                 Evidence that the Borrower’s long-term corporate credit rating/foreign currency long-term issuer default rating/issuer rating (as applicable) is rated at BBB/BBB+/Baa1 or above (as applicable) by S&P, Fitch and/or Moody’s.

(i)                                     A copy of the Take-out Engagement Letter executed and delivered by each of the parties thereto.

(j)                                    Evidence that each Finance Party has carried out and is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations (provided that any requests in relation to these checks will be made by the relevant Finance Parties in good time to enable Utilisation of the Facility to occur on 15 March 2017).

(k)                                 The Original Financial Statements of the Borrower.

(l)                                     Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

SCHEDULE 3
UTILISATION REQUEST

From:     [Borrower]

To:          [Agent]

Dated:

Dear Sirs

[Borrower] — [ • ] Facility Agreement

dated [ • ] (the “Facility Agreement”)

1.                                      We refer to the Facility Agreement.  This is a Utilisation Request.  Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.                                      We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[ • ] (or, if that is not a Business Day, the next Business Day)
Amount:	[ • ]

3.                                      We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                      The proceeds of this Loan should be credited to the following account of the Convertible Bonds Trustee:

[insert details]

5.                                      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of relevant Borrower]

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:                             [ • ] as Agent

From:               [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

[Borrower] — [ • ] Facility Agreement

dated [ • ] (the “Facility Agreement”)

1.                                      We refer to Clause 24.6 (Procedure for transfer) of the Facility Agreement.  This is a Transfer Certificate.  Terms used in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.                                      The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 24.6 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Facility Agreement as specified in the Schedule.

3.                                      The proposed Transfer Date is [ • ].

4.                                      The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

5.                                      The New Lender expressly acknowledges:

(a)                                 the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 24.5 (Limitation of responsibility of Existing Lenders); and

(b)                                 that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.                                      The New Lender confirms that it is a “New Lender” within the meaning of Clause 24.1 (Assignments and transfers by the Lenders).

7.                                      The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

8.                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.                                      This Transfer Certificate and all non-contractual obligations arising from or in connection with this Transfer Certificate are governed by English law.

10.                               This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Agent and the Transfer Date is confirmed as [ • ].

[the Agent]

By:

Note:                 It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5
FORM OF ASSIGNMENT AGREEMENT

To:             [Agent] as Agent, [Borrower] as Borrower and [Guarantor] as Guarantor

From:        [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:       [ • ]

[Borrower] – [ • ] Facility Agreement

dated [ • ] (the “Facility Agreement”)

1.             We refer to the Facility Agreement.  This is an Assignment Agreement.  Terms defined in the Facility Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.             We refer to Clause 24.7 (Procedure for assignment) of the Facility Agreement:

(a)           The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitments and participations in Loans under the Facility Agreement as specified in the Schedule.

(b)           The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Facility Agreement specified in the Schedule.

(c)           The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.             The proposed Transfer Date is [ • ].

4.             On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.

5.             The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) of the Facility Agreement are set out in the Schedule.

6.             The New Lender expressly acknowledges:

(a)           the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 24.5 (Limitation of responsibility of Existing Lenders) of the Facility Agreement; and

(b)           that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.             The New Lender confirms that it is a “New Lender” within the meaning of Clause 24.1 (Assignments and transfers by the Lenders).

8.             [The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.]

9.             This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.8 (Copy of Transfer Certificate or Assignment Agreement to ) of the Facility Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.          This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.          This Assignment Agreement and all non-contractual obligations arising from or in connection with this Assignment Agreement are governed by English law.

12.          This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [ • ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Note:      It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the assignment/release/assumption of obligations contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 6
SECURITIES DEMAND

Terms defined in the main body of this Agreement shall have the same meaning in this Schedule unless given a different meaning in this Schedule.

(a)           As of the Utilisation Date, the Borrower has engaged the Take-out Investment Banks to act as joint lead managers and bookrunners, underwriters, initial purchasers and placement agents, as applicable, for the Take-out Debt Offering that will provide net proceeds in an aggregate amount that are sufficient to repay all the then outstanding amounts under the Facility.

(b)           At any time after the date that is sixty (60) days after the Utilisation Date and prior to the Securities Demand Termination Date (defined below), the Agent, at the direction of the Majority Lenders, may provide notice to the Borrower setting forth the proposal of the Take-out Investment Banks for a Take-out Debt Offering (such notice, a “Take-out Debt Demand”) and, within thirty (30) days (or sixty (60) days if the Majority Lenders so consent in writing) after receipt of such notice (and, provided that during such period there shall have been completed a reasonable marketing period, including a customary “roadshow” (unless the Borrower and the Take-out Investment Banks jointly determine that conducting a “roadshow” would not likely be commercially beneficial to a successful issuance of the Take-out Debt)), the Borrower will issue Take-out Debt in accordance with such Take-out Debt Demand, provided that, unless the Borrower otherwise agrees:

(i)            a majority of the aggregate principal amount of such Take-out Debt in each offering proposed by the Take-out Investment Banks shall be resold to bona fide third party investors that are not affiliated with any Take-out Investment Bank (other than Asset Management Affiliates (defined below));

(ii)           the interest on such Take-out Debt shall be payable only in cash (and not as paid-in-kind interest), and the interest rate of such Take-out Debt shall be a fixed rate of interest reasonably determined by the Take-out Investment Banks in light of the then prevailing market conditions for senior unsecured debt securities of similarly situated and comparably rated investment grade companies with operations primarily located in the PRC (“Similar Offerings”) in consultation with the Borrower, with the Take-out Investment Banks using commercially reasonable efforts to obtain a favorable interest rate for the Borrower, but in no event shall (A) the weighted average total effective yield to maturity (including original issue discount (“OID”) but excluding any underwriting or purchase discount or fees) applicable to any such Take-out Debt at any time exceed the Total Cap (defined below), (B) any such Take-out Debt be issued at a price to Borrower (prior to payment of initial purchasers’ discount and underwriting fees) less than 97% or (C) any such Take-out Debt be subject to any financial maintenance covenants;

(iii)          unless otherwise provided for herein, the terms and conditions of the Take-out Debt will be determined by the Take-out Investment Banks in consultation with the Borrower taking account of the then prevailing market conditions and otherwise consistent with Similar Offerings;

(iv)          the Take-out Debt, if guaranteed, will be guaranteed only by the guarantors required to guarantee the Facility and on such terms and conditions (including release conditions) as are customary for Similar Offerings;

(v)           the Take-out Debt will be senior unsecured notes issued by Borrower (with no rights of conversion to any other security), and the maturities of any of such Take-out Debt shall be not less than five years, with optional redemption by the Borrower not subject to any non-call period and with a customary T+25 make-whole for Take-out Debt with maturity of less than ten years and a customary T+30 make-whole for Take-out Debt with maturity of ten years or more;

(vi)          the aggregate amount of net proceeds of the Take-out Debt shall not exceed an amount sufficient to repay all the then outstanding principal and other amounts payable under the Facility;

(vii)         the offering of such Take-out Debt shall be in a face amount of such amount as would yield the net proceeds amount described in the preceding clause (vi);

(viii)        no more than two Take-out Debt Demands shall be made and the amount specified in each Take-out Debt Demand shall be no less than US$50,000,000; and

(ix)          no Take-out Debt Demand may be made (a) during the period from the initial announcement of a Take-out Debt Offering until the completion or abandonment of such a Take-out Debt offering or (b) after the Facility has been repaid in full.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Majority Lenders as having a maturity that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity equal to the maturity of the Take-Out Debt or the Demand Failure Exchange Notes (as applicable).

“Securities Demand Termination Date” means the earlier to occur of: (a) the date on which the Facility has been repaid in full; and (b) the date on which all amount outstanding under the Facility have been converted into the Demand Failure Take-out Instruments (defined below).

“Total Cap” means:

(i)            in relation to the Take-out Debt and the Demand Failure Exchange Notes, the aggregate of 3.25 per cent. per annum and the US Treasury Benchmark Rate; or

(ii)           in relation to the Demand Failure Take-out Term Loan, the aggregate of 2.90 per cent. per annum and LIBOR.

“US Treasury Benchmark Rate” means the rate in per cent per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue.

(c)           Any Take-out Debt issued to, or held by, a Lender or investors affiliated with a Lender (other than asset management affiliates purchasing the Take-out Debt in the ordinary course of their business as part of a regular distribution of the Take-out Debt (“Asset Management Affiliates”), and excluding Take-out Debt acquired pursuant to bona fide open market purchases from third parties or in connection with market making activities (“Repurchased Take-out Debt”)) shall be prepayable and/or subject to redemption at the original issue price plus accrued interest and accreted OID (if any) (and for the avoidance of doubt, without premium or penalty of any kind) for so long as such Take-out Debt are held by them. The redemption provisions of the Take-out Debt will provide for non-ratable voluntary redemptions of Take-out Debt (other than Repurchased Take-out Debt) held by a Lender and its affiliates (other than Asset Management Affiliates) at such prices for so long as such Take-out Debt are held by them; provided that any such redemptions shall be made on a pro rata basis among any Take-out Investment Banks (or their affiliates). For the avoidance of doubt, the Investment Bank may re-offer the Take-out Debt to investors at a price below or above the proceeds to Borrower.

(d)           If the Borrower fails to execute a Take-out Debt Offering and apply the net proceeds thereof (net of all issuance costs) to the repayment of all amounts outstanding under the Facility in accordance with clause (b) above (a “Demand Failure Event”), then a “Take-out Debt Failure Date” shall be deemed to occur if such failure continues for five Business Days after written notice thereof is delivered to the Borrower by Majority Lenders.

(e)           During the period after any Take-out Debt Failure Date, any amount outstanding under the Facility may be converted into term loans (the “Demand Failure Take-out Term Loans”) and/or debt securities (the “Demand Failure Exchange Notes”)  (the Demand Failure Take-out Term Loans and the Demand Failure Exchange Notes, collectively “Demand Failure Take-out Instruments”) at, a fixed or (in the case of the Demand Failure Take-out Term Loans only) floating interest rate equal to the Total Cap, and, save as amended or varied by this clause (e) and subject to clause (g) below, otherwise on the terms of the Take-out Investments Banks’ proposal specified in the Take-out Debt Demand and subject to the restrictions set forth in clause (b) above (but in the case of the Demand Failure Take-out Term Loans, with the restrictions set forth in clause (b) above be interpreted with necessary changes to reflect the nature of term loans), at the sole discretion of the Majority Lenders and at a time the Majority Lenders deem appropriate.

(f)            The Demand Failure Take-out Term Loans shall be prepayable at any time at the option of the Borrower, without penalty, for principal plus accrued and unpaid interest (if any) plus break costs calculated as per standard APLMA language but excluding the margin in such calculation.

(g)           The Demand Failure Take-out Instruments may be a Demand Failure Take-out Term Loan, a Demand Failure Exchange Note or a combination thereof provided that the principal amount for any such a Demand Failure Take-out Instrument shall be no less than US$50,000,000.

(h)           Notwithstanding anything to the contrary in any Finance Document, if the Majority Lenders in their sole discretion require any of the Demand Failure Take-out Instruments to be in the form of one or more Demand Failure Take-out Term Loans, the Majority Lenders may in their sole discretion, but after consultation with the Borrower, make any of the following changes to the terms of any such Demand Failure Take-out Term Loans that are reasonably necessary or advisable to place the Demand Failure Take-out Term Loans with bona fide third party investors (including Asset Management Affiliates):

(i)            changing the tenor of the Demand Failure Take-out Term Loans to 3 years or longer; and

(ii)           requiring one or more financial covenants that are substantially similar to those included in the main body of this Agreement.

(i)            The Borrower shall use its commercially reasonable best efforts to cooperate in full with the Take-out Investment Banks to create an offering memorandum (in respect of any Demand Failure Exchange Notes) or information memorandum (in respect of any Demand Failure Take-out Term Loans), and to otherwise do all things reasonably necessary to facilitate one or more placements of any such Demand Failure Take-out Instruments with third parties, it being understood that “commercially reasonable best efforts” does not require registering an offer of securities with any securities regulatory agency.

(j)            The Borrower and the Guarantors shall enter into any document, or do any such acts or things, as are necessary or desirable to give effect to the adjustments and/or changes as determined by the Majority Lenders in accordance with paragraphs (e), (h) and (i) above or for the effectiveness of the Demand Failure Take-out Instruments.

SCHEDULE 7
TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)	1 p.m., 15 March 2017, Hong Kong/Singapore time

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	1.30 p.m., 15 March 2017, Hong Kong/Singapore time

LIBOR is fixed	Quotation Day as at 11 a.m. London time

SIGNATURE PAGE

Borrower

VIPSHOP HOLDINGS LIMITED

By:

/s/ Donghao Yang
Authorised Signatory
Name: Donghao Yang
Title: CFO

Notice details

Address:  No. 20 Huahai Street, Liwan District, Guangzhou 510370, People’s Republic of China

Fax number: +86 (20) 2233-0111

Attention: Millicent Tu

[Signature page to Facility Agreement]

Guarantor

VIPSHOP INTERNATIONAL HOLDINGS LIMITED

By:

/s/ Ya Shen
Authorised Signatory
Name: Ya Shen
Title: Director

Notice details

Address:  No. 20 Huahai Street, Liwan District, Guangzhou 510370, People’s Republic of China

Fax number: +86 (20) 2233-0111

Attention: Millicent Tu

[Signature page to Facility Agreement]

Mandated Lead Arranger

CREDIT SUISSE AG, SINGAPORE BRANCH

By:

/s/ Colleen Reid
Authorised Signatory
Name: Colleen Reid
Title: Vice President, General Counsel Division

By:

/s/ Karen Yap
Authorised Signatory
Name: Karen Yap
Title: Director

Notice details

Address: 1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax number: +65 6212 2709
Attention: Singapore Loan Operations

[Signature page to Facility Agreement]

Mandated Lead Arranger

MORGAN STANLEY SENIOR FUNDING, INC.

By:

/s/ Michael King
Authorised Signatory
Name: Michael King
Title: Vice President

Notice details

Address: 1585 Broadway, New York, NY 10036
Fax number: +852 3748 1119
Attention: loansagencyhk

[Signature page to Facility Agreement]

Original Lender

CREDIT SUISSE AG, SINGAPORE BRANCH

By:

/s/ Colleen Reid
Authorised Signatory
Name: Colleen Reid
Title: Vice President, General Counsel Division

By:

/s/ Karen Yap
Authorised Signatory
Name: Karen Yap
Title: Director

Notice details

Address: 1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax number: +65 6212 2709
Attention: Singapore Loan Operations

[Signature page to Facility Agreement]

Original Lenders

MORGAN STANLEY SENIOR FUNDING, INC.

By:

/s/ Michael King
Authorised Signatory
Name: Michael King
Title: Vice President

Notice details

Address: 1585 Broadway, New York, NY 10036
Fax number: +852 3748 0884
Attention: aploanservicing

[Signature page to Facility Agreement]

Agent

MORGAN STANLEY SENIOR FUNDING, INC.

By:

/s/ Michael King
Authorised Signatory
Name: Michael King
Title: Vice President

Notice details

Address: 1585 Broadway, New York, NY 10036
Fax number: +852 3748 1119
Attention: loansagencyhk

[Signature page to Facility Agreement]